SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                         of the Securities Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to [s]240.14a-11(c) or [s]240.14a-12



                           CUMMUNITY BANK SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                                  April 1, 1997

    To the Shareholders of Community Bank System, Inc.:

     At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 14, 1997 at the Holiday Inn, Waterloo, New York for the purpose of considering and voting upon the following matters:

     1. The election of four directors, each to hold office for a term of three years and until their successors have been duly elected.

     2. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                                           By Order of the Board of Directors

                                           /s/ Loretta L. Marx
                                           ----------------------------------
                                           Loretta L. Marx
                                           Secretary










YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

                           ---------------------------


                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1997

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 14, 1997, at the Holiday Inn, Waterloo, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 1, 1997.

     At the Meeting, the Shareholders will be asked to vote for the election of directors. Four of the total of eleven directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, voting will be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 24, 1997 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 7,518,262 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. The Company will bear all costs of soliciting Proxies. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such per sons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 1996 is being sent to Shareholders with this Proxy Statement. Copies of the Annual Report on Form 10-K filed with the Securities and Exchange Commission will be distributed without charge to any Shareholder upon written request of such person addressed to Ms. Loretta L. Marx, Corporate Secretary, Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214-1883.

                              SHAREHOLDER PROPOSALS

   If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 1998 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 2, 1997. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

                           NOTE REGARDING STOCK SPLIT

     On December 18, 1996, the Board of Directors authorized a two-for-one split of the Company's common stock, effective on or about March 12, 1997. At a special meeting held on February 19, 1997, the Company's Shareholders approved the necessary amendments to the Company's Certificate of Incorporation to effectuate the stock split. All share ownership data in this Proxy Statement reflects post-split information, and information regarding grants and awards made during 1996 has been adjusted to reflect post-split equivalent capitalization.

        ITEM 1:   ELECTION OF DIRECTORS AND INFORMATION WITH
                  RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of four directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the four nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The eleven members of the Board (including the nominees for re-election at the 1997 Annual Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire. The Bylaws of the Company state that the term of a director shall terminate on December 31 of the year in which the director attains age 70. In accordance with the Bylaws, Hugh G. Zimmer will retire from the Board on December 31, 1997. Upon his retirement, the size of the Board will be decreased from eleven to ten directors.

     The information on the following pages is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE


                                                                                           SHARES OF COMPANY
                                                                                                 COMMON
                                                                                       STOCK BENEFICIALLY OWNED (c)
                                                                                        AS OF MARCH 24, 1997 (d)
                                                                                     ------------------------------
                             DIRECTOR OF                    BUSINESS
        NAME AND             THE COMPANY               EXPERIENCE DURING
        AGE (a)                 SINCE                 PAST FIVE YEARS (b)              NUMBER(e)        PERCENT
------------------------   ---------------    ------------------------------------   --------------  --------------
NOMINEES (FOR TERMS TO EXPIRE AT ANNUAL MEETING IN 2000):
---------------
Sanford A. Belden               1992          President and Chief Executive              45,020           .60%
Age 54                                        Officer of the Company since
                                              October 1, 1992.  From 1990 to
                                              1992, Manager, Eastern Region,
                                              Rabobank Nederland, New York,
                                              New York.

Nicholas A. DiCerbo             1984          Partner, law firm of DiCerbo and           60,780           .81%
Age 50                                        Palumbo, Olean, New York.

Lee T. Hirschey                 1991          President and Chief Executive              35,920           .48%
Age 61                                        Officer, Climax Manufacturing
                                              Company, converter and
                                              manufacturer of paper products
                                              with facilities in Castorland,
                                              Lowville, and West Carthage, New
                                              York.

David C. Patterson              1991          President and owner of Wight and           14,986           .20%
Age 55                                        Patterson, Inc., manufacturer and
                                              seller of livestock feed located in
                                              Canton, New York.

DIRECTORS CONTINUING IN OFFICE
------------------------------

TERMS EXPIRING AT ANNUAL MEETING IN 1999:

Richard C. Cummings             1983          Partner, law firm of Cummings,             40,200           .53%
Age 67                                        McGuire, Dunckel & Campany,
                                              Lowville, New York.

William M. Dempsey              1984          Vice President of Finance and              5,808            .08%
Age 58                                        Administration, Rochester Institute
                                              of Technology, Rochester, New
                                              York.

William N. Sloan                1991          Vice President for Administration          5,722            .08%
Age 62                                        Emeritus, Potsdam College of the
                                              State University of New York,
                                              Potsdam, New York; prior to 1997,
                                              Associate Professor of
                                              Mathematics.

                                      - 3 -


            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE


                                                                                           SHARES OF COMPANY
                                                                                                 COMMON
                                                                                       STOCK BENEFICIALLY OWNED (c)
                                                                                        AS OF MARCH 24, 1997 (d)
                                                                                     ------------------------------
                             DIRECTOR OF                    BUSINESS
        NAME AND             THE COMPANY               EXPERIENCE DURING
        AGE (a)                 SINCE                 PAST FIVE YEARS (b)              NUMBER(e)        PERCENT
------------------------   ---------------    ------------------------------------   --------------  --------------
TERMS EXPIRING AT ANNUAL MEETING IN 1998:
John M. Burgess                 1991          Retired.  Prior to 1991, President of      14,628           .19%
Age 60                                        Kinney Drugs, Inc., a drug and
                                              retail chain with stores located
                                              throughout northern New York.

James A. Gabriel                1984          Owner, Franklin & Gabriel, Ovid,           30,358           .40%
Age 49                                        New York.

Earl W. MacArthur               1983          Vice President, WM Academic                8,262            .11%
Age 68                                        Search Specialists since 1993.
                                              From 1972-1992, President, State
                                              University of New York at Canton,
                                              New York.

Hugh G. Zimmer                  1989          Retired.  Prior to 1989, President,        50,062           .67%
Age 70                                        The Nichols National Bank,
                                              Nichols, New York, which was
                                              consolidated into Community Bank,
                                              N.A. as of January 1, 1992.





In addition to the information provided above, the following summarizes the security ownership of the highest paid executive officers who are not also directors of the Company:

                                                            SHARES OF COMPANY
                                                              COMMON STOCK
                                                         BENEFICIALLY OWNED (c)
                                                        AS OF MARCH 24, 1997 (d)
                                                        ------------------------
                                                           NUMBER      PERCENT
                                                        ----------- -----------
James A. Wears        Regional President                  45,974        .61%
                      Northern Region

Michael A. Patton     Regional President                  47,794        .63%
                      Southern Region

David G. Wallace      Senior Vice President               38,844        .52%
                      and Chief Financial Officer

Barry S. Kublin       Executive Vice President,           21,875         .29%
                      Benefit Plans Administrative
                      Services, Inc.(f)

Number of shares of Company stock beneficially owned
 by all Directors and Executive Officers of the
 Company as a group (15 persons)                         466,233        6.10%

(a) No family relationships exist between any two or more of the nominees for director or executive officers of the Company.

(b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

(c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 24, 1997, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

(d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 600 shares; Mr. Cummings' wife holds 304 shares and Mr. Cummings holds 22,616 shares as Trustee of the James P. Lewis Irrevocable Trust; Mr. DiCerbo holds 27,929 shares jointly with his wife, 27,454 shares are held in the name of the law partnership of DiCerbo and Palumbo, 400 shares are held by his wife, 340 shares are held by his daughter, and 848 shares are held by his son; Mr. Hirschey's wife holds 1,000 shares and Mr. Hirschey holds 14,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; Mr. Kublin is the beneficial owner of 4,970 shares held by the Company's 401(k) plan; Dr. MacArthur's wife holds 1,300 shares; Mr. Patterson holds 2,380 shares jointly with his wife and 1,200 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 3,650 shares held by the Company's 401(k) plan, his wife holds 1,400 shares, and his daughters hold 1,244 shares; Mr. Sloan holds 146 shares jointly with his wife; Mr. Wallace is the beneficial owner of 9,566 shares held by the Company's 401(k) plan; Mr. Wears is the beneficial owner of 13,360 shares held by the Company's 401(k) plan, he holds 5,442 shares jointly with his wife, and his wife holds 700 shares in her own name; and Mr. Zimmer holds 35,474 shares jointly with his wife.

(e) Includes shares that the following individuals have the right to acquire within 60 days of March 24, 1997 through exercise of stock options issued by the Company: Mr. Belden, 24,020 shares; Mr. Burgess, 4,208 shares; Mr. Cummings, 4,208 shares; Mr. Dempsey, 4,208 shares; Mr. DiCerbo, 4,208 shares; Mr. Gabriel, 4,208 shares; Mr. Hirschey, 4,208 shares; Dr. MacArthur, 4,208 shares; Mr. Patterson, 4,208 shares; Mr. Sloan, 4,208 shares; Mr. Zimmer, 6,208 shares; Mr. Kublin, 4,920 shares; Mr. Patton, 14,340 shares; Mr. Wallace, 16,220 shares; and Mr. Wears, 18,160 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(f) Benefit Plans Administrative Services, Inc. is a wholly-owned subsidiary of the Company. Mr. Kublin also serves as Senior Employee Benefit Trust Officer of the Bank.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held 12 regularly scheduled meetings during the fiscal year ended December 31, 1996. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. The Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 1996, this Committee held four meetings and its present members are Directors James A. Gabriel (Chair), John M. Burgess, William M. Dempsey, and William N. Sloan.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. The Personnel Committee reviews the Compensation of non-officer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held seven meetings in 1996, and its present members are directors Nicholas A. DiCerbo (Chair), William M. Dempsey, and William N. Sloan.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held one meeting in 1996, and its present members are Hugh
G. Zimmer (Chair), Richard C. Cummings, and William M. Dempsey.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees and receives no compensation for serving in this capacity. Dr. MacArthur, as Chair of the Board, also serves as a member of all Board Committees.

COMPENSATION OF DIRECTORS

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, $500 for each Executive Committee meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chair of the Loan Committee and the Personnel Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of shares of Common Stock which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive either (i) shares of Company common stock equal to the number of shares credited to the director's account, or (ii) at the Company's election, cash equal to the fair market value of the number of shares credited to the account as of the distribution date. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

     In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of shareholders. In keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for non-employee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director. Amounts credited to those accounts reflect the value of 100 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 100 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the three-year average total return on the Company's Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity and CAMEL rating (a measurement of capital, assets, management, earnings and liquidity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). The account balance is payable to each director in the form of an annuity following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

     In addition, effective January 1, 1996, the Company's 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was amended, in part to allow for the issuance of Non-Qualified Stock Options to non-employee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to non-employee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board.

     The 1996 amendment to the Incentive Plan (which was approved by the Company's Shareholders at their 1996 Annual Meeting) provides that each eligible non-employee director is to receive an option to purchase 805 shares of common stock on or about January 1, 1996, and 1,000 shares on or about each January 1st thereafter. Each option granted to a non-employee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible non-employee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMEL rating.

     Pursuant to the 1996 amendment to the Incentive Plan, each eligible non-employee director received an option to purchase 805 shares effective January 2, 1996, and an option to purchase 1,299 shares effective December 18, 1996. The December 18, 1996 options would ordinarily have been effective in early January 1997. At its December 18, 1996 meeting, however, the Board authorized a two-for-one split of the Company's common stock, which was subsequently approved by the Shareholders at a special meeting of the Company's Shareholders on February 19, 1997. In order to avoid subjecting optionees to any artificial impact of an announcement of the pending stock split on the price of the Company's common stock (and, therefore, on the exercise price for the 1997 options), the stock options became effective December 18, 1996, with the exercise price fixed at the closing bid price on that date.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 1996, (i) the chief executive officer and (ii) the other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                     Compensation
                                                 Annual Compensation                    Awards
                                       -----------------------------------  ------------------------------
      Name and                                                Other Annual                      Restricted
      Principal                                               Compensation      Stock            Stock          All Other
      Position               Year     Salary ($)  Bonus ($)(1)   ($) (2)    Options (#)(3)     Awards ($)     Compensation ($)(4)
---------------------       -----     ----------  ------------ -----------  --------------     -----------    -------------------
Sanford A. Belden           1996        275,000      104,500      3,318         40,000                 0            82,844
President and Chief         1995        240,000      86,400       4,082         14,650                 0            67,273
Executive Officer           1994        205,000      74,107       2,180         10,600                 0            11,986

James A. Wears              1996        135,000      37,800       4,705         16,200                 0            10,407
Regional President          1995        129,000      33,550       3,249          5,150                 0             9,201
Northern Region             1994        119,669      31,293       4,193          4,100                 0             9,075

Michael A. Patton           1996        135,000      37,800       2,906         16,200                 0            10,908
Regional President          1995        129,000      33,550       3,956          3,010                 0             9,675
Southern Region             1994        118,539      30,998       2,156          5,100                 0             8,988

David G. Wallace            1996        125,000      35,000           0         23,800                 0            10,411
Senior Vice President       1995        119,000      30,950           0          4,800                 0             8,861
and Chief Financial         1994        111,750      29,222           0          3,900                 0             8,858
Officer

Barry S. Kublin,            1996        90,766       10,700         849          2,995            47,250             6,149
Executive Vice President,   1995        82,405       10,068         994            950             3,175             5,995
Benefit Plans               1994        77,925       10,300         950            650                 0             5,252
Administrative Services,
Inc.


(1) The amounts shown in this column reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees.

(2) The amounts disclosed in this column include: (a) the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Kublin, which amounted to $3,318, $4,705, $2,906, and $849, respectively, in 1996.

(3) Under the terms of the options referenced in this column, each option may be adjusted to account for any stock split, stock dividend, combination of shares, recapitalization, or other change in the capital structure of the Company. Accordingly, the amounts set forth in this column have been adjusted to reflect the two-for-one split of the Company's common stock referenced on page 2. At the time the options were granted, the options related to a number of (pre-split) shares equal to one-half of the number set forth in this column.

(4) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, Wallace, and Kublin received $1,480, $764, $1,265, $1,149, and $163 in 1996, respectively; (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $10,215 for Mr. Belden; $9,643 for Mr. Wears; $9,643 for Mr. Patton; $9,262 for Mr. Wallace; and $5,986 for Mr. Kublin during 1996; and (c) the expense associated with Mr. Belden's supplemental retirement plan, which amounted to $71,189 in 1996. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Company's Long-Term Incentive Compensation Program in fiscal year 1996 to the named executives as reflected in the Summary Compensation Table on page 8.


                                   % of Total                                              Potential Realizable Value at
                                     Options                                  Market    Assumed Annual Rates of Stock Price
                                   Granted to    Exercise or                 Value on       Appreciation for Option Term
                        Options    Employees     Base Price   Expiration    Grant Date  -----------------------------------
      Name             Granted (#) Fiscal Year      ($/Sh)      Date          ($/Sh)       0%           5%          10%
--------------------   ---------   -----------  ----------    ----------    ----------  ---------   ----------   ----------
Sanford A. Belden       18,000        12%          16.00        1/2/06         16.00       None      181,122       458,998
                        2,000          1%          12.125      1/16/06         16.125      8,000      28,282       59,398
                        20,000        14%          19.125      12/18/06        19.125      None      240,552       609,606

James A. Wears          6,200          4%          16.00        1/2/06         16.00       None       62,386       158,099
                        2,000          1%          12.125      1/16/06         16.125      8,000      28,282       59,398
                        8,000          6%          19.125      12/18/06        19.125      None       96,221       243,843

Michael A. Patton       6,200          4%          16.00        1/2/06         16.00       None       62,386       158,099
                        2,000          1%          12.125      1/16/06         16.125      8,000      28,282       59,398
                        8,000          6%          19.125      12/18/06        19.125      None       96,221       243,843

David G. Wallace        5,800          4%          16.00        1/2/06         16.00       None       58,361       147,899
                        10,000         7%          12.125      1/16/06         16.125     40,000     141,409       296,991
                        8,000          6%          19.125      12/18/06        19.125      None       96,221       243,843

Barry S. Kublin         1,900          1%          16.00        1/2/06         16.00       None       19,618       48,450
                        4,010          3%          19.125      12/18/06        19.125      None       48,231       122,226



NOTES REGARDING GRANTS DURING 1996

     Options granted under the Company's Long-Term Incentive Compensation Program may be adjusted to account for any stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Company. Accordingly, the information in the above table regarding the number of shares underlying options, exercise price per share, and market value per share, has been adjusted to reflect the two-for-one stock split referenced on page 2. As described more fully below, at the time the options were granted, the options related to a number of (pre-split) shares equal to one-half of the number set forth in the table, and the exercise price and per (pre-split) share market value on the date of grant were twice the amounts stated in the table.

     On January 2, 1996, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, Wallace and Kublin at the then current market price of $32.00 per share. These options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on each of January 2, 1997, 1998, 1999, 2000 and 2001.

     In June 1995, the Company successfully raised $27.5 million in equity in connection with its July 14, 1995 acquisition of 15 branches from The Chase Manhattan Bank, N.A. In August 1995, the Board approved the issuance of restricted stock to 42 nonexecutive officer employees who supported those efforts; however, it elected to delay special remuneration for Messrs. Belden, Wears, Patton and Wallace, pending evaluation of the post-acquisition results. Having determined that the Company successfully integrated the new branches and completed its planned divestiture of three of the acquired branches, on January 16, 1996 the Board approved the granting of discounted Non-Statutory Stock Options to Messrs. Belden, Wears, Patton, and Wallace in the amounts of 1,000, 1,000, 1,000, and 5,000 shares, respectively. The exercise price for these options was set at the June 24 public offering price of $24.25, and the options vest at the rate of 20% per year, commencing on January 2, 1997.

     On December 18, 1996 the Board of Directors approved 1997 incentive stock option awards for senior management. Under normal circumstances, these option awards would have been effective on or about January 2, 1997, with the exercise price based upon the price of the Company's common stock on the effective date. As noted on page 2, however, at the December 18, 1996 meeting the Board also authorized a two-for-one split of the Company's common stock, which was subsequently approved by the Shareholders at a special meeting of the Company's Shareholders on February 19, 1997. In order to avoid subjecting optionees to any artificial impact of an announcement of the pending stock split on the price of the Company's common stock (and, therefore, on the exercise price for the 1997 options), the Board authorized the stock options to be awarded effective December 18, 1996, with the exercise price fixed at the closing bid price on that date. Thus, on December 18, 1996, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, Wallace and Kublin, exercisable at the then current market price of $38.25, in the amounts of 10,000, 4,000, 4,000, 4,000, and 2,005 shares, respectively. These options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on each of December 18, 1997, 1998, 1999, 2000 and 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 1996, (ii) the number of stock options held at the end of fiscal year 1996, and (iii) the value of in-the-money stock options at the end of fiscal year 1996. The amounts set forth in the table have been adjusted to reflect the two-for-one split of the Company's common stock referenced on page 2. At the time the options were granted or exercised (as applicable), the options related to a number of (pre-split) shares equal to one-half of the number set forth in the table.


                                                                                              Value of Unexercised
                                                        Number of Unexercised Options          In-the-Money Options
                         Shares                                 12/31/96 (#)                    at 12/31/96 ($) (1)
                       Acquired on         Value        ------------------------------    -----------------------------
       Name            Exercise (#)    Realized ($)      Exercisable     Unexercisable    Exercisable     Unexercisable
------------------    -------------    -------------    -------------    -------------    ------------    -------------
Sanford A. Belden       26,000          169,000           57,970           77,280           405,035          337,415
James A. Wears               0                0           14,670           24,780           159,010          105,728
Michael A. Patton            0                0           10,860           23,540           112,370           90,917
David G. Wallace             0                0           11,320           31,180           121,825          152,112
Barry S. Kublin              0                0            3,900            8,210            40,140           22,965


(1) Based on the average price of the Company's common stock on December 31, 1996 of $39.25 per share (post-split equivalent of $19.625 per share).

                               PENSION PLAN TABLE

                                YEARS OF SERVICE

 Highest Five
 Year Average
Compensation (1)         15         20         25         30          35
-----------------      ------     ------     ------     ------      ------
   20,000               2,700      3,600      4,500      5,400       6,300
   50,000               8,936     11,915     14,894     17,873      20,851
  100,000              20,561     27,415     34,269     41,123      47,976
  125,000              26,374     35,165     43,956     52,748      61,539
  150,000              32,186     42,915     53,644     64,373      75,101


     (1) For 1996, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $150,000.

     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 8 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, Wallace, and Kublin. Messrs. Belden, Wears, Patton, Wallace, and Kublin have been credited with 4, 26, 26, 8, and 12 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995, and with Mr. Wallace in March 1997. The Company does not currently maintain any nonqualified retirement plans for any of the other named executives.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Belden dated January 1, 1997 providing for his employment as the Company's President and Chief Executive Officer until December 31, 2002. The agreement requires that Mr. Belden devote his full business time and attention to the performance of his duties for a base salary of $300,000 for 1997, $350,000 for 1998, $400,000 for 1999, and $450,000
for 2000; Mr. Belden's base salary for 2001 and 2002 is to be negotiated during the year 2000. In the event that the Company fails to meet certain defined performance targets during a given fiscal year, the Company may renegotiate the scheduled increase in Mr. Belden's base salary for the next succeeding fiscal year. The agreement may be terminated by the Board for good cause at any time. If Mr. Belden's employment is terminated by the Company prior to December 31, 2002 for reasons other than cause, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts payable to Mr. Belden through the unexpired term of his employment. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, and all of his stock options will become fully exercisable. In addition, Mr. Belden may voluntarily terminate his employment not sooner than three months nor later than nine months following a change in control, in which event Mr. Belden shall be entitled to receive the payments described in the preceding sentence, with the consulting fees to be reduced by any non-Company wages or self-employment income derived by Mr. Belden during the three-year consulting period.

     The Company also maintains four year employment agreements with Messrs. Wears, Patton, Wallace and Kublin, providing for their continued employment until December 31, 2000. These agreements provide for severance pay, in the event of a termination for reasons other than cause, equal to the greater of (i) the sum of the employee's annual base salary at the time of termination and the most recent payment to the employee under the Company's Management Incentive Plan, or (ii) amounts payable to the employee through the unexpired term of his employment. In addition, if the Company elects not to renew the agreement upon expiration, the employee is entitled to severance pay equal to one year of the employee's then current annual base salary, provided that such severance pay shall be reduced to the extent that the employee receives wages or self-employment income during the one year period following expiration of the agreement. The agreements also provide change of control benefits which include a three year consulting engagement and accelerated vesting on all outstanding stock options. Finally, the employee may voluntarily terminate his employment not sooner than three months nor later than nine months following a change in control, in which event the employee shall be entitled to full change in control benefits, with his consulting fees to be reduced by any non-Company wages or self-employment income derived by the employee during the three-year consulting period.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

     The Company has Supplemental Retirement Plan Agreements with Mr. Belden and Mr. Wallace. Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit which amounts to the sum of (i) 5% of his final five year average salary, for each of his first ten years of service, plus (ii) 2% of his final five year average salary, for each year of service in excess of ten years. The supplemental retirement benefits are reduced by the benefit payable under the Company's pension plan, Mr. Belden's Social Security benefit, the benefits payable from two other pension plans in which Mr. Belden participated prior to joining the Company in 1992, and certain additional amounts. The supplemental retirement benefit is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Under Mr. Wallace's Supplemental Retirement Plan Agreement, the Company must contribute to the Company's deferred compensation plan, on behalf of Mr. Wallace, certain additional amounts as of the last day of each calendar year for which Mr. Wallace is credited with a "Year of Service" under the Company's pension plan. In addition, in the event that Mr. Wallace's employment is terminated within two years following a change in control, Mr. Wallace's Supplemental Retirement Plan Agreement provides for crediting for retirement purposes in the greater amount of actual years of service or 20 years.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were Nicholas A. DiCerbo (Chair), William M. Dempsey, Earl W. MacArthur, and William N. Sloan. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits. As noted below on page 16, the law firm of DiCerbo and Palumbo, of which director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets during 1996.

                        REPORT OF THE PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

PHILOSOPHY

     The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

     THE COMPANY PAYS COMPETITIVELY. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 19, and establishes compensation parameters based on that review.

     THE COMPANY ENCOURAGES TEAMWORK. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

     THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

     The process of assessing performance involves the following:

     1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

     2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

     3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

     4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash award, and stock option matters.

COMPENSATION PROGRAMS

     The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

  CASH-BASED COMPENSATION

     SALARY The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

     MANAGEMENT INCENTIVE PLAN The Company maintains an annual incentive plan in which 36% of its employees participate. The Company's performance to targeted asset quality, return on equity, and CAMEL rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 60% of Mr. Kublin's award opportunity reflects the Company's performance relative to the financial targets, and 40% of his award opportunity reflects performance to other quantitative and qualitative goals specific to his area of responsibility.

  EQUITY-BASED COMPENSATION

     STOCK OPTION PROGRAM The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

     RESTRICTED STOCK The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

CEO COMPENSATION

     In December 1996, the full Board formally reviewed Mr. Belden's performance for fiscal year 1996, his fourth full year as the Company's President and CEO. Having determined that the Company's level of performance relative to its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 1996, which amounted to $104,500. Mr. Belden's $275,000 base salary level for 1996 is well supported by competitive wage survey data, and the increase over his 1995 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 1995 evaluation period.

     The foregoing report has been provided by Nicholas A. DiCerbo (Chair), William M. Dempsey, Earl W. MacArthur, and William N. Sloan, members of the Personnel Committee.

                             STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder returns on the Company's stock over the last five fiscal years to the NASDAQ Index and the NASDAQ Bank Stocks Index. Total return values were calculated assuming $100 investment on January 1, 1991 and reinvestment of dividends.


                                        1991           1992           1993           1994           1995           1996
                                       ------         ------         ------         ------         ------         ------
Community Bank System, Inc.            100.00         178.46         218.19         208.93         265.40         339.17
NASDAQ Stock Market Index              100.00         116.38         133.59         130.59         184.67         227.16
NASDAQ Bank Stocks Index               100.00         145.55         165.99         165.38         246.32         325.60


                          TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Cummings, McGuire, Dunckel & Campany, of which Director Cummings is a partner, provided legal services to the Bank's operations in its Northern Region Markets,
(ii) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Market, and (iii) DiCerbo & Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets. For services rendered during 1996 and for related out-of-pocket disbursements, DiCerbo & Palumbo received $111,888 from the Bank. The amount received by Cummings, McGuire, Dunckel & Campany and by Franklin & Gabriel from the Company or Bank was less than 5% of the gross revenues of each of these law firms' last fiscal year.

                              INDEPENDENT AUDITORS

     Coopers & Lybrand L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 1996 and performed such other nonaudit services as the Board requested.

     A representative of Coopers & Lybrand L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  April 1, 1997                 By Order of the Board of Directors



                                     /s/ Loretta L. Marx
                                     ----------------------------------
                                     Loretta L. Marx
                                     Secretary

                              [FORM OF PROXY CARD]

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

     The undersigned hereby appoints Charles M. Ertel and Loretta L. Marx proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 14, 1997 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------


              Please mark your votes as indiated in this example X

The Board of Directors recommends a vote FOR Item 1.

ITEM 1:  ELECTION OF DIRECTORS

Nominees:  Sanford A. Belden, Nicholas A. DiCerbo, Lee T.
Hirschey, David C. Patterson

              FOR                 WITHHELD FOR ALL
              [ ]                       [ ]

WITHHELD FOR: (Write that nominee's name in the space provided below.)

_______________________________________________________

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed will be voted as directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please check below to indicate whether you plan to attend Annual Meeting.

will attend    will not attend
   [ ]              [ ]

Signature_____________________Signature________________________Date____________

Note: Please sign as names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.